Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2016 RESULTS

Strong Improvement in Revenue and Earnings Performance

Newport Beach, CA – August 2, 2016 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the second quarter and six-month period ended June 30, 2016.

Fiscal 2016 Second Quarter Financial Highlights – versus Fiscal 2015 Second Quarter Results

•	Net sales increased 9% to $72.7 million from $66.5 million

•	Net income increased to $3.2 million from $0.8 million

•	Earnings per diluted share increased to $0.11 from $0.03

Fiscal 2016 Six Month Financial Highlights – versus Fiscal 2015 Six Month Results

•	Net sales increased 7% to $142.2 million from $133.1 million

•	Net income increased to $6.0 million from $0.8 million

•	Earnings per diluted share increased to $0.21 from $0.03

Note: Further details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our improved second quarter and mid-year performance reflects both external sales initiatives and internal management discipline. While the Ag Industry continues to experience strong headwinds, we are pleased with our ability to deliver revenue growth of 9% quarter-over-quarter and significantly increased net income. Top line improvement was driven by sales of our corn soil insecticides and Impact® post-emergent corn herbicide as well as higher sales of our non-crop products. Earnings rose as a result of higher gross profit margins attributable to improved manufacturing efficiency and favorable product mix.”

Mr. Wintemute added: “We continue to strengthen our balance sheet by focusing on carefully managing inventories and other working capital factors. Our strong cash generation has allowed us to reduce debt, enhancing our ability to grow through acquisition and pursue international initiatives, such as our recently announced Hong Kong based technology joint-venture.”

Mr. Wintemute concluded: “The balance of 2016 looks favorable with expected demand for our cotton products amidst this year’s 17% increase in domestic cotton acreage, our historically stable fumigant market and weather-dependent demand for our mosquito adulticide Dibrom. All-in-all, we had a solid quarter and will continue to build on that foundation over the course of the year. We look forward to telling you more during our conference call today.”

Conference Call

Eric Wintemute, Chairman & CEO, David Johnson, VP & CFO, and Bob Trogele, EVP & COO of AMVAC Chemical will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Tuesday, August 2, 2016. Interested parties may participate in the call by dialing (201) 493-6744 - please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2016	2015	2016	2015
Net sales	$72,724	$66,523	$142,198	$133,088
Cost of sales	41,329	41,402	83,300	83,317

Gross profit	31,395	25,121	58,898	49,771
Operating expenses	26,301	23,922	49,174	48,266

Operating income	5,094	1,199	9,724	1,505
Interest expense	462	662	1,003	1,303

Income before provision for income taxes and loss on equity investment	4,632	537	8,721	202
Income taxes expense (benefit)	1,203	(393)	2,263	(685)

Income before loss on equity investment	3,429	930	6,458	887
Less net loss from equity investment	(47)	(191)	(129)	(191)

Net income	3,382	739	6,329	696
Add back net loss (income) attributable to non-controlling interest	(136)	42	(289)	136

Net income attributable to American Vanguard	3,246	781	6,040	832

Earnings per common share—basic	$.11	$.03	$.21	$.03

Earnings per common share—assuming dilution	$.11	$.03	$.21	$.03

Weighted average shares outstanding—basic	28,893	28,676	28,851	28,602

Weighted average shares outstanding—assuming dilution	29,377	29,202	29,342	29,103

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	June 30, 2016	Dec. 31, 2015
Current assets:
Cash and cash equivalents	$5,799	$5,524
Receivables:
Trade, net of allowance for doubtful accounts of $363 and $423, respectively	76,151	72,835
Other	3,394	2,554

Total receivables	79,545	75,389
Inventories	151,102	136,477
Prepaid expenses	13,979	11,172
Income taxes receivable	—	168
Deferred income tax assets	8,101	8,101

Total current assets	258,526	236,831
Property, plant and equipment, net	45,388	47,972
Intangible assets, net of applicable amortization	125,410	129,160
Other assets	30,331	29,576

	$459,655	$443,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other notes payable	$18	$55
Current installments of other liabilities	138	514
Accounts payable	25,180	15,343
Deferred revenue	6,956	8,888
Accrued program costs	62,327	44,371
Accrued expenses and other payables	9,012	7,111
Income taxes payable	1,029	—

Total current liabilities	104,660	76,282
Long-term debt and other notes payable, excluding current installments	49,576	68,321
Other liabilities, excluding current installments	3,029	3,054
Deferred income tax liabilities	27,556	27,556

Total liabilities	184,821	175,213

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,788,644 shares at June 30, 2016 and 31,638,225 shares at December 31, 2015	3,180	3,164
Additional paid-in capital	69,438	68,534
Accumulated other comprehensive loss	(3,993)	(3,541)
Retained earnings	214,258	208,507

	282,883	276,664
Less treasury stock, at cost, 2,450,634 shares at June 30, 2016 and December 31, 2015	(8,269)	(8,269)

American Vanguard Corporation stockholders’ equity	274,614	268,395
Non-controlling interest	220	(69)

Total stockholders’ equity	274,834	268,326

	$459,655	$443,539

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Six Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Cash flows from operating activities:
Net income	$6,329	$696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	8,359	7,864
Amortization of other long term assets	2,358	2,734
Amortization of discounted liabilities	19	154
Stock-based compensation	1,068	2,485
Tax benefit from exercise of stock options	(47)	(7)
Operating loss from equity investment	129	191
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(4,156)	8,975
(Increase) decrease in inventories	(14,625)	397
(Increase) decrease in prepaid expenses and other assets	(2,661)	143
Decrease (increase) in income tax receivable/payable, net	1,244	(878)
Increase (decrease) in accounts payable	9,837	(392)
(Decrease) increase in deferred revenue	(1,932)	3,611
Increase in program payables	17,956	17,057
Increase in other payables and accrued expenses	1,612	794

Net cash provided by operating activities	25,490	43,824

Cash flows from investing activities:
Capital expenditures	(1,729)	(3,480)
Investment	(3,283)	(125)
Acquisitions of product lines and other intangible assets	(224)	(36,435)

Net cash used in investing activities	(5,236)	(40,040)

Cash flows from financing activities:
Net payments under line of credit agreement	(18,850)	(11,120)
Increase in other notes payable	—	10,000
Payments on other long-term liabilities	(457)	(899)
Tax benefit from exercise of stock options	47	7
Payment of cash dividends	—	(1,141)
Net proceeds from sale of stock under ESPP and exercise of stock options	(195)	(40)

Net cash used in financing activities	(19,455)	(3,193)

Net increase in cash and cash equivalents	799	591
Cash and cash equivalents at beginning of period	5,524	4,885
Effect of exchange rate changes on cash	(524)	(387)

Cash and cash equivalents at end of period	$5,799	$5,089